Exhibit 99.(17)(b)

THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
PGIM Moderate Allocation Fund
655 Broad St, Newark, New Jersey 07102-4077

SPECIAL JOINT MEETING OF SHAREHOLDERS — April 15, 2019

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC. (“PIP INC”) WITH RESPECT TO PGIM MODERATE ALLOCATION FUND (THE “MODERATE ALLOCATION FUND”), A SERIES OF PIP INC.  The undersigned hereby appoints Raymond A. O’Hara, Andrew R. French, Claudia DiGiacomo, Diana Huffman and Jonathan D. Shain as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of beneficial interest of the Moderate Allocation Fund held of record by the undersigned on January 22, 2019, at the Meeting to be held on April 15, 2019 or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN THIS PROXY IS PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. PLEASE REFER TO THE PROXY STATEMENT DATED JANUARY 25, 2019 FOR DISCUSSION OF THE PROPOSAL. THE PROXY STATEMENT IS AVAILABLE ON THE MODERATE ALLOCATION FUND’S WEBSITE AT WWW.PGIMINVESTMENTS.COM/FUNDUPDATES.

IF VOTING BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY CARD WHERE INDICATED AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

This voting card is valid only when signed and dated. If you simply sign and date the proxy card but give no voting instructions, your shares will be voted in favor of the Proposal and in accordance with the views of management upon any unexpected matters that come before the Meeting or adjournment of the Meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

TO VOTE BY INTERNET

1) Read the Proxy Statement and have the Proxy Card below at hand.

2) Go to Website www.proxyvote.com

3) Follow the instructions provided on website.

TO VOTE BY TELEPHONE

1) Read the Proxy Statement and have the Proxy Card below at hand.

2) Call 1-800-690-6903

3) Follow the instructions.

TO VOTE BY MAIL

1) Read the Proxy Statement.

2) Check the appropriate boxes on the Proxy Card below.

3) Sign and date the Proxy Card.

4) Return the Proxy Card in the envelope provided.

If you vote by Telephone or Internet, you do not have to mail your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PGIM MODERATE ALLOCATION FUND

Please fill in box as shown using black or blue ink or number 2 pencil.  ☒

PLEASE DO NOT USE FINE POINT PENS.

The Board of Trustees of The Prudential Investment Portfolios, Inc. recommends voting FOR the Proposal.

	FOR	AGAINST	ABSTAIN
Proposal 1

To approve a Plan of Reorganization whereby all of the assets and liabilities of PGIM Moderate Allocation Fund, a series of The Prudential Investment Portfolios, Inc., will be transferred to, and assumed by, PGIM Balanced Fund, a series of The Prudential Investment Portfolios, Inc., in exchange for shares of PGIM Balanced Fund and the cancellation of all of the shares of PGIM Moderate Allocation Fund, and PGIM Moderate Allocation Fund will be dissolved.

	☐	☐	☐

If this proxy card is signed and returned with no choices indicated, the shares will be voted for the proposal.

Dated:

Signature	(Sign in the Box)